UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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WYETH

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IMMEDIATE RELEASE

Media Contact:	Investor Contact:
Douglas Petkus	Justin Victoria
Wyeth	Wyeth
(973) 660-5218	(973) 660-5340

Wyeth Files Definitive Proxy Statement and Announces Date for Annual Meeting of

Stockholders

— Stockholders to Vote on Merger Agreement with Pfizer —

Madison, N.J., June 18, 2009 – Wyeth (NYSE:WYE) today announced that it has filed a definitive proxy statement with the U.S. Securities and Exchange Commission for its Annual Meeting of Stockholders. Among other matters, stockholders will vote on Wyeth’s merger agreement with Pfizer (NYSE: PFE), which was announced on January 26, 2009.

Wyeth’s Annual Meeting of Stockholders will be held on Monday, July 20, 2009 at 9:00 a.m. EDT. The meeting will be held at the Hyatt Morristown (Morristown, N.J.). On that day, a live webcast of the meeting will be available to all interested parties. The meeting may be accessed by visiting the Wyeth website at www.wyeth.com and clicking on the “Investor Relations” icon.

Stockholders of record as of the close of business on June 5, 2009 will be entitled to vote at the meeting. Under the terms of the merger agreement, each outstanding share of Wyeth common stock would be converted into the right to receive $33 in cash and 0.985 of a share of Pfizer common stock after closing.

The Wyeth Board of Directors has approved the merger agreement and recommends that stockholders vote “FOR” the approval of the merger agreement. Completion of the transaction is subject to certain conditions, including approval by the stockholders of Wyeth and other customary closing conditions. Subject to the satisfaction of these closing conditions, the transaction is expected to be completed at the end of the third quarter or during the fourth quarter of 2009.

Wyeth is one of the world’s largest research-driven pharmaceutical and health care products companies. It is a leader in the discovery, development, manufacturing and marketing of pharmaceuticals, vaccines, biotechnology products, nutritionals and non-prescription medicines that improve the quality of life for people worldwide. The Company’s major divisions include Wyeth Pharmaceuticals, Wyeth Consumer Healthcare and Fort Dodge Animal Health.

The statements in this press release that are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include, among others, risks related to our proposed merger with Pfizer, including satisfaction of the conditions of the proposed merger on the proposed timeframe or at all, contractual restrictions on the conduct of our business included in the merger agreement, and the potential for loss of key personnel, disruption in key business activities or any impact on our relationships with third parties as a result of the announcement of the proposed merger; the inherent uncertainty of the timing and success of, and expense associated with, research, development, regulatory approval and commercialization of our products and pipeline products; government cost-containment initiatives; restrictions on third-party payments for our products; substantial competition in our industry, including from branded and generic products; emerging data on our products and pipeline products; the importance of strong performance from our principal products and our anticipated new product introductions; the highly regulated nature of our business; product liability, intellectual property and other litigation risks and environmental liabilities; the outcome of government investigations; uncertainty regarding our intellectual property rights and those of others; difficulties associated with, and regulatory compliance with respect to, manufacturing of our products; risks associated with our strategic relationships; global economic conditions; interest and currency exchange rate fluctuations and volatility in the credit and financial markets; changes in generally accepted accounting principles; trade buying patterns; the impact of legislation and regulatory compliance; risks and uncertainties associated with global operations and sales; and other risks and uncertainties, including those detailed from time to time in our periodic reports filed with the Securities and Exchange Commission, including our current reports on Form 8-K, quarterly reports on Form 10-Q and annual report on Form 10-K, particularly the discussion under the caption “Item 1A, Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008, which was filed with the Securities and Exchange Commission (SEC) on February 27, 2009. The forward-looking statements in this press release are qualified by these risk factors. We assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed merger transaction involving Wyeth and Pfizer. In connection with the proposed merger, Pfizer has filed with the SEC a Registration Statement on Form S-4 containing a proxy statement/prospectus for the stockholders of Wyeth, and each of Wyeth and Pfizer may be filing other documents with the SEC regarding the proposed merger transaction. The definitive proxy statement/prospectus will be mailed to stockholders of Wyeth. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, WYETH’S STOCKHOLDERS AND INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and stockholders may obtain, without charge, a copy of the definitive proxy statement/prospectus, as well as other relevant documents containing important information about Wyeth and Pfizer at the SEC’s website (http://www.sec.gov). Wyeth’s stockholders also may obtain, without charge, a copy of the definitive proxy statement/prospectus and other relevant documents by directing a request by mail or telephone to Wyeth, Five Giralda Farms, Madison, NJ 07940, Attention: Investor Relations, (877) 552-4744.

Wyeth and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from Wyeth’s stockholders with respect to the proposed merger. Information about Wyeth’s directors and executive officers and their ownership of Wyeth’s common stock is set forth in Wyeth’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as amended by Wyeth’s Annual Report on Form 10-K/A, which was filed with the SEC on February 27, 2009 and April 30, 2009, respectively, and the definitive proxy statement/prospectus for Wyeth’s 2009 Annual Meeting of Stockholders, which was filed with the SEC on Schedule 14A on June 17, 2009. Stockholders may obtain additional information regarding the interests of Wyeth and its directors and executive officers in the proposed merger, which may be different than those of Wyeth’s stockholders generally, by reading the definitive proxy statement/prospectus and other relevant documents regarding the proposed merger.

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